CONSULTANT AGREEMENT


      This Consultant Agreement is effective as of April 16, 1999, by and between NFOX.COM, ("NFOX"), and Ray Waddell, ("Consultant").

                            Recitals

      WHEREAS, Consultant has been working with NFOX without a written Consultant Agreement up to the date of this Agreement. Consultant and NFOX have agreed to finalize the terms of Consultant's employment with NFOX and reduce those terms to writing in this Agreement.

      WHEREAS, Consultant has acquired outstanding and special skills and abilities and an extensive background in and knowledge of NFOX's business and the industry in which it is engaged.

      WHEREAS, NFOX desires assurance of the continued association and services of Consultant in order to retain his experience, skills, abilities, background, and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.

      WHEREAS, Consultant desires to continue consulting for NFOX and is willing to do so on those terms and conditions set forth herein.


      NOW THEREFORE, in consideration of the above recitals and the mutual promises and conditions in this Agreement, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. CONSULTANT. NFOX shall contract with Consultant in such capacity or capacities NFOX's Board of Directors may from time to time prescribe and as is acceptable to Consultant.

     2. CONSULTANT'S DUTIES. Consultant shall act as consultant for product development and market research for NFOX.

      3. DEVOTION OF TIME. During the period of his agreement hereunder Consultant shall devote such of his business time, interest attention, and effort to the faithful performance of his duties hereunder, as may be reasonably necessary and convenient to Consultant to the accomplishment and fulfillment of those duties. Royal Products, Inc., Desert Health Products, Inc., Aloe Vera Development Corp., and Jon Dar Corp., Inc.

      4. NON COMPETITION DURING TERM OF CONSULTANT. During the agreement term, Consultant shall devote all of his business time, interest attention, and effort to the faithful performance of his duties hereunder. However, Consultant may serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which, in the judgment of NFOX's Board of Directors (the "Board" as expressed in a written Board Resolution), will not present any conflict of interest with NFOX or adversely affect the performance of Consultant's duties pursuant to this Agreement.

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      5.  TERM OF AGREEMENT. Subject to earlier termination as provided  in this Agreement, Consultant shall be employed for a term beginning April 16, 1999, and ending May 1, 2004. This agreement may be extended by and between the parties upon written modification hereof.

      6. LOCATION OF CONSULTANT. Unless the parties agree otherwise in writing, during the agreement term Consultant shall perform the services he is required to perform under this Agreement at NFOX's offices to be located in Las Vegas, Nevada; provided, however, that NFOX may from time to time require Consultant to travel temporarily to other locations on NFOX's business.

      7. COMPENSATION. NFOX shall pay Consultant in the following amounts and on the following terms for all services rendered by Consultant in any capacity during the term of this Agreement, NFOX shall pay Consultant annual compensation as follows, in equal monthly installments payable on the 1st of each month, or in such other manner as is the general practice of NFOX:

          7.1 First Year of Consultant - $12,000

          7.2 Second Year of Consultant - $12,000

          7.3 Third Year of Consultant - $12,000

          7.4 Fourth Year of Consultant - $12,000

          7.5 Fifth Year of Employment - $12,000

          7.6 Stock Options. In addition to the basic compensation provided for above, NFOX hereby grants to Consultant the right, privilege and option (the "Stock Option") to purchase 75,000 shares of the common stock $.001 par value, of NFOX (the "Option Shares"), which are to be fully vested and become exercisable immediately. The exercise price, "Option Price," of the Option Shares shall be twenty cents ($.20) per share. The Option Price shall not be adjusted upon the occurrence of a reverse stock split or other recapitalization that effectively reduces the number of issued and outstanding shares of Common Stock of NFOX.

           The option rights granted hereby shall be cumulative. Upon becoming exercisable, the option rights shall be exercisable at any time and from time to time, in whole or in part; provided, however, that options may be exercised for no longer than five (5) years from the date on which they vest. The options shall be exercised by written notice directed to NFOX, accompanied by a check payable to NFOX in the amount of the aggregate Option Price. NFOX shall make immediate delivery of such purchased shares, fully paid and non-assessable, registered in the name of Consultant. The certificates evidencing such shares shall bear the following restrictive legend, unless and until such shares have been registered in accordance with the Securities and Exchange Act of 1933, as amended (the "Act"):

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THE  SHARES  OF  STOCK  REPRESENTED  BY  THIS  CERTIFICATE  HAVE  NOT  BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND THE SECURITIES LAWS OR ANY APPLICABLE JURISDICTIONS OR UNLESS PURSUANT TO ANY EXEMPTION THEREFROM.

NFOX shall use its best efforts to register the Option Shares under the Act at the earlier of such time as it registers shares issuable pursuant to a qualified employee stock option plan or such time as it registers shares beneficially owned by or issued to either or all of the following individuals:

Except as otherwise provided in subparagraph 7.6, If, and to the extent that the number of shares of common stock of NFOX shall be increased or reduced by whatever action, including but not limited to change of par value, split up, reclassification, distribution or a dividend payable in stock, or the like, the number of shares subject to the Stock Option and the option price per share shall be proportionately adjusted. If NFOX is reorganized or consolidated or merged with another corporation, Consultant shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after any such reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Stock Option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option or assumption of the old Stock Option shall not give Consultant additional benefits which he did not have under the old Stock Option, or deprive him of benefits which he had under the old Stock Option. Further, nothing contained herein shall prevent NFOX from effectuating a split or reverse split of the shares of NFOX.

Consultant shall have no rights as a stockholder with respect to the Option Shares until exercise of the Stock Option and payment of the Option Price as herein provided. In the event that NFOX enters into an agreement for its merger with another entity or for the sale or transfer of the business assets or Capital Stock of NFOX, whereby causing the dissolution of NFOX as a Corporation, NFOX shall provide reasonable advance notice of the consummation of such transaction (but in no event less than thirty (30) days prior to such consummation) to Consultant, and Consultant's Option Shares, pursuant to subparagraph 7.6, shall fully vest, giving the Consultant the right to purchase the entire amount of Option Shares at the "Option Price".

8. BENEFITS. During the agreement term, Consultant shall be entitled to receive all other benefits of employment generally available to NFOX's other executive and managerial employees when and as he becomes eligible for them, including group health and life insurance benefits and an annual vacation.

     8.1 Vacation. Consultant shall be entitled to a paid annual vacation of three (3) weeks during the first year of agreement term, and four (4) weeks during any subsequent years; provided however, that vacation time may not be accumulated and must be taken by the end of the year in which it has accrued.

     8.2 Personal Leave. Consultant shall be entitled, without any adjustment in his compensation, to fifteen (15) days personal leave in each fiscal year of agreement term. Personal leave may not be carried over from one fiscal year to the next.

     8.3 Medical and Disability Coverage. Consultant shall have the right to all medical coverage and long term disability coverage on the same terms and conditions as provided to other employees of NFOX holding management positions. It is agreed and understood that NFOX shall obtain reasonable medical, dental, and liability insurance for the benefit of Consultant and other members of management as soon hereafter as is practical, and it shall use its best efforts to maintain such policies at all time during the agreement term.

      8.4 Plans. Consultant shall be entitled to participate in any and all plans, arrangements, or distributions by NFOX pertaining to or in connection with any pension, bonus, profit sharing, stock options, and/or similar benefits for its employees and/or executives, as determined by the Board of Directors of committees thereof pursuant to the governing instruments which establish and/or determine eligibility and other rights of the participants and beneficiaries under such plans or other benefit programs.

9. EXPENSE REIMBURSEMENT. During the agreement term, NFOX shall reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with NFOX's business, including travel expenses, food, and lodging when away from home, subject to such policies as NFOX may from time to time reasonably establish for its employees, and/or consultants.

10. INTELLECTUAL PROPERTY. All processes, inventions, patents, copyrights, trademarks, and other intangible rights ("Intangible Rights") that are conceived or developed by Consultant, at the written request of NFOX either alone or with others, during the term of Consultant's agreement shall be the sole property of NFOX. All other Intangible Rights shall be the sole property of Consultant.

11. INDEMNIFICATION OF CONSULTANT. NFOX shall, to the maximum extent permitted by law, indemnify and hold Consultant harmless against expenses, including reasonable attorney's fees judgements, fines, settlement, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of, or in connection with, Consultant's agreement by NFOX. NFOX shall advance to Consultant any expense incurred in defending such proceeding to the maximum extent permitted by law.

12. LIABILITY INSURANCE. NFOX shall purchase and maintain adequate general liability insurance.

13. TERMINATION BY NFOX. NFOX may terminate this Agreement at any time, if termination is "For Cause", as hereinafter defined. "For Cause" shall mean NFOX's termination of Consultant due to an adjudication of Consultant's fraud, theft, dishonesty to NFOX regarding Consultant's duties or material breach of this Agreement, if Consultant fails to cure such breach within ninety (90) days after written notice is given by the Board of Directors to Consultant and Consultant fails with ninety (90) days of such notification to commence such cure and thereafter diligently prosecute such cure to completion. NFOX may terminate this Agreement with ninety (90) days written notice, in the event Consultant fails to perform Consultant's obligations pursuant the terms and conditions as set forth herein. In the event of any termination, not for cause, Consultant shall receive at least 12 months notice thereof, and shall receive, during such time, all compensation provided for herein, including payments of Commissions, if any, as set forth in paragraph 7.

14. TERMINATION BY CONSULTANT. Consultant may terminate this Agreement by giving NFOX thirty (30) day's prior written notice of resignation. In such event, Consultant shall receive all compensation provided herein, including payments of commissions, if any, through the date of termination. In addition, Consultant shall be entitled to the Stock Option's as provided in subparagraph 7.6.

15. DEATH OF CONSULTANT. If Consultant dies during the initial term or during any renewal term of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death. NFOX shall then pay to Consultant's estate any compensation accrued but unpaid as of the last day of the calendar month in which Consultant dies. NFOX shall have a continuous obligation to Consultant's estate for the payments as set forth in Paragraph 8.4, above. Any and all unexercised Stock Option shall survive Consultant's death and shall be exercisable by Consultant's estate or its beneficiaries to whom such Stock Options may be distributed in accordance with the original terms and conditions of any such Stock Options.

16. AGREEMENT ON BUSINESS COMBINATION OR DISSOLUTION. This Agreement shall not be terminated by NFOX's voluntary or involuntary dissolution or by any merger in which NFOX is not the surviving or resulting corporation, or on any transfer of all or substantially all of NFOX's assets. In the event any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

17. TRADE SECRETS AND CONFIDENTIAL INFORMATION:

      17.1 Nondisclosure. Without the prior written consent of NFOX, Consultant shall not, at any time, either during or after the term of this Agreement, directly or indirectly, divulge or disclose to any person, firm, association, or corporation, or use for Consultant's own benefit, gain, or otherwise, any customer lists, plans, products, data, results of tests and data, or any other trade secrets or confidential materials or like information (collectively referred to as the "Confidential Information") of NFOX and/or its Affiliates, as hereinafter defined, provided to or communicated to Consultant by NFOX, it being the intent of NFOX, with which intent Consultant hereby agrees, to restrict Consultant from disseminating or using any like information that is unpublished or not readily available to the general public.

           17.1.1 Definition of Affiliate. For purposes of this Agreement, the term "Affiliate" shall mean any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with NFOX.

      17.2 Return of Property. Upon the termination of this Agreement, Consultant, or NFOX, respectively, shall deliver to NFOX, or Consultant, as applicable, all lists, books, records, data, and other information (including all copies thereof in whatever form or media) of every kind relating to or connected with NFOX or Consultant or their Affiliates and their activities, business and customers, which information or material was initially acquired by NFOX, or Consultant respectively. Consultant and or NFOX respectively, shall be allowed to retain any and all information on products, lists, books, records, data, or other information initially produced by Consultant or NFOX respectively and provided to the other.

      17.3 Notice of Compelled Disclosure. If, at any time, a party hereof becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process or otherwise) to disclose any of the Confidential Information, such party shall provide the other party with prompt, prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, that the other party waives compliance with the provisions hereof, each agrees to furnish only that portion of the Confidential Information which such party is advised by written opinion of counsel is legally required and exercise such party's best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In any event, the compelled party shall not oppose action by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

18. VIOLATION OF COVENANTS:

      18.1 Injunctive Relief. Each party acknowledges and agrees; that violation of any of the covenants or Agreements hereof would cause irreparable injury to the other party, that the remedy at law for any violation or threatened violation thereof would be inadequate; and that, therefore, the other party shall be entitled to temporary and permanent injunctive or other equitable relief.

      18.2 Consultant and NFOX recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of certain of the provisions contained in this section. It is the intention of Consultant and NFOX that the provisions of this section shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought, but that the invalidation (or modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this section. Accordingly, if any provision of this section shall be determined to be invalid or unenforceable, either in whole or in part this section shall be deemed to delete or modify, as necessary, the offending provision and to alter the balance of this section in order to render it valid and enforceable to the fullest extent permissible as provided herein.

19. MISCELLANEOUS:

      19.1 Authority to Execute. The parties herein represent that they have the authority to execute this Agreement.

      19.2 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Agreement shall remain in full force and effect.

      19.3 Successors. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns, and personal representatives of the parties, except to the extent of any contrary provision in this Agreement.

     19.4 Assignment.    This Agreement may not be assigned by either party
without the written consent of the other party.

      19.5 Singular, Plural and Gender Interpretation. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular. Also, as used herein, the masculine, feminine or neuter gender shall each include the others whenever the context so indicates.

      19.6 Captions. The subject headings of the paragraphs of this Agreement are included for purposes of convenience only, and shall not effect the construction or interpretation of any of its provisions.

      19.7 Entire Agreement. This Agreement contains the entire agreement of the parties relating to the rights granted and the obligations assumed in this instrument and supersedes any oral or prior written agreements between the parties. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.

      19.8 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be submitted to a panel of three (3) arbitrators. The arbitration shall comply with and be governed by the provisions of the American Arbitration Association. The panel of arbitrators shall be composed of two (2) members chosen by Consultant and NFOX respectively and one (1) member chosen by the arbitrators previously selected. The findings of such arbitrators shall be conclusive and binding on the parties hereto. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator shall conclusively decide.

      19.9 No Waiver. No failure by either Consultant or NFOX to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Agreement or to exercise the right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, condition, agreement and term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

      19.10 Time of the Essence. Time is of the essence of this Agreement, and each provision hereof.

     19.11     Counterparts.  The parties may execute this Agreement in two
(2) or more counterparts, which shall, in the aggregate, be signed by both parties, and each counterpart shall be deemed an original instrument as to each party who has signed by it.

      19.12 Attorney's Fees and Costs. In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel performance the parties agree that the prevailing party therein be entitled to reasonable attorney's fees.

     19.13 Governing Law. The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of Nevada.

      19.14 Notice. Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be effective upon delivery of the same in person to the intended addressee, or upon deposit of the same with an overnight courier service (such as Federal Express) for delivery to the intended addressee at its address shown herein, or upon deposit of the same in the United States mail, postage prepaid, certified or registered mail, return receipt requested, sent to the intended addressee at its address shown herein. The address of any party to this Agreement may be changed by written notice of such other address given in accordance herewith and actually received by the other parties at least ten (10) days in advance of the date upon which such change of address shall be effective.

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


CONSULTANT:

DATE:4/16/99        /s/ Ray Waddell
                    Ray Waddell



NFOX.COM

DATE:4/16/99        By:/s/ Karl Kraft
                          Karl Kraft, President